Exhibit 10.4

WAIVER AND AMENDMENT TO

THE EMPLOYMENT AGREEMENT

This Waiver and Amendment to the Employment Agreement (“Agreement”) is made as of March 17, 2014, by and between Draw Another Circle, LLC, a Delaware limited liability company (“Parent”), Hastings Entertainment, Inc., a Texas corporation (the “Company”), and Alan Van Ongevalle (“Executive,” and together with Parent and the Company, the “Parties”). Concurrently with the execution and delivery of this Agreement, the Parties are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Hendrix Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent, is to be merged (the “Merger”) with and into the Company with the Company surviving the Merger (the “Surviving Corporation”) on the terms and subject to the conditions set forth in the Merger Agreement. Certain capitalized terms used herein and not defined herein shall have the meanings given to them in the Merger Agreement.

RECITALS

WHEREAS, in connection with the Merger, Executive’s equity in the Company is being cancelled in exchange for the Merger Consideration;

WHEREAS, the Company and Executive previously entered into an Employment Agreement, dated August 1, 2008 (as amended from time to time, the “Employment Agreement”), which requires the Company to pay certain severance payments if Executive separates from employment with the Company after a Change of Control (as defined in the Employment Agreement);

WHEREAS, as an inducement to Parent to consummate the Merger, Executive has agreed that the Merger will not trigger any payments under Section 6.3 of the Employment Agreement and has agreed to waive any and all rights and payments arising from the Merger with respect to Section 6.3 of the Employment Agreement;

WHEREAS, in connection with the Closing, the Parties intend to negotiate new compensation and severance payments for Executive; and

WHEREAS, Executive is executing and delivering this Agreement in order to induce Parent to consummate the Merger, with all of the attendant financial benefits to Executive as an employee and shareholder of the Company, and as a future employee of the Company.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Executive agrees and acknowledges that upon or after the consummation of the Merger, any adjustments in Executive’s duties, responsibilities, reporting relationship and position resulting from the Merger, and the Company’s becoming a Surviving Corporation do not constitute a Change of Control as defined in Section 6.3.1 of the Employment Agreement such that any such adjustments will not trigger a Change of Control Termination as described in Section 6.3.2 of the Employment Agreement.

1.

2. For the avoidance of doubt, Executive hereby waives any and all claims for (i) severance payments or other benefits under Section 6.3, 6.3.1, and 6.3.2 of the Employment Agreement or (ii) severance payments or other benefits under any other agreements with the Company payable to Executive based upon the consummation of a Change of Control or any transaction similar to a Change of Control (whether based solely on the consummation of such a transaction or based on the consummation of such a transaction and the subsequent termination of Executive’s employment with the Company), in each case to the extent such claims are related to the Merger.

3. All other terms of the Employment Agreement shall remain in full force and effect.

4. This Agreement shall take effect as of, and only in the event of, the occurrence of the Effective Time. If the Closing does not occur, this Agreement shall be null and void, and even if executed by the Parties, shall not be binding.

5. This Agreement shall be governed by and construed under the laws of the State of Texas, without regard to conflict of laws principles.

6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile or electronic signature (.pdf) and upon such delivery the facsimile or electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[Signature Page to Follow]

2.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

PARENT:

DRAW ANOTHER CIRCLE, LLC

By:	/s/ Joel Weinshanker
	Name:	Joel Weinshanker
	Title:	President

EXECUTIVE:

/s/ Alan Van Ongevalle
Alan Van Ongevalle

HASTINGS ENTERTAINMENT, INC.

By:	/s/ Dan Crow
	Name:	Dan Crow
	Title:	Chief Financial Officer

Signature Page to

Waiver and Amendment to the Employment Agreement